Combined Financial Statements

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

Years ended December 31, 2015 and 2014

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

Combined Financial Statements

Years Ended December 31, 2015 and 2014

i

Report of Independent Auditors

The Board of Directors
Drumm Corp.

We have audited the accompanying combined financial statements of Golden Living Businesses Assumed (Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers) as described in Note 1, which comprise the combined balance sheets as of December 31, 2015 and 2014, and the related combined statements of operations, changes in equity and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Golden Living Businesses Assumed (Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers) at December 31, 2015 and 2014, and the combined results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
December 6, 2016

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

Combined Balance Sheets

(In thousands)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash	$196	153
Accounts receivable, less allowance of doubtful accounts of: 2015 - $901; 2014 - $875	15,518	15,605
Operating supplies	586	585
Deferred tax asset	1,514	861
Prepaid expenses and other	144	150
Total current assets	17,958	17,354
Property and equipment, net	22,062	23,053
Other assets	9	9
	$40,029	$40,416
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,262	$1,561
Accrued wages and related liabilities	4,030	3,679
Accrued provider taxes	971	933
Other accrued liabilities	1,436	1,577
Current portion of long-term debt	231	209
Total current liabilities	8,930	7,959
Noncurrent liabilities:
Long-term debt	559	771
Deferred tax liability	707	453
Other liabilities and deferred items	102	82
Total noncurrent liabilities	1,368	1,306
Total liabilities	10,298	9,265
Commitments and contingencies
Equity	29,731	31,151
	$40,029	$40,416

See accompanying notes.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

Combined Statements of Operations

(In thousands)

	Years ended December 31,
	2015	2014
Total revenues, net	$189,896	$189,787
Costs and expenses:
Wages and related	79,958	79,570
Rent	15,717	15,614
Supplies	10,819	10,866
Contracted services	8,065	8,753
Provision for insurance	5,995	6,120
Provision for bad debts	2,181	1,623
Other operating and administrative	54,459	57,103
Depreciation and amortization	3,585	3,265
Total costs and expenses	180,779	182,914
Income from operations	9,117	6,873
Other income (expenses):
Interest expense	(73)	(86)
Interest income	1	6
Total other expense, net	(72)	(80)
Income from continuing operations before provision for income taxes	9,045	6,793
Provision for income taxes	3,541	2,584
Net income	$5,504	$4,209

See accompanying notes.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

Combined Statements of Equity

(In thousands)

Equity
Balances at January 1, 2014	$36,238
Net income	4,209
Intercompany advances and repayments, net	(9,296)
Balances at December 31, 2014	31,151
Net income	5,504
Intercompany advances and repayments, net	(6,924)
Balances at December 31, 2015	$29,731

See accompanying notes.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi
GoldenLiving Centers)

Combined Statements of Cash Flows

(In thousands)

	Years ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$5,504	$4,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,585	3,265
Provision for reserves on patient and other receivables, net	2,181	1,623
Rent differential	(1,931)	(1,444)
Deferred income taxes	(399)	(216)
Changes in operating assets and liabilities:
Accounts receivable	(1,770)	5,224
Prepaid expenses and other	5	6
Accounts payable	949	(2,075)
Other, net	20	83
Total adjustments	2,640	6,466
Net cash provided by operating activities	8,144	10,675
Cash flows from investing activities:
Capital expenditures	(2,569)	(3,956)
Other, net	—	72
Net cash used for investing activities	(2,569)	(3,884)
Cash flows from financing activities:
Intercompany advances and repayments, net	(5,316)	(6,537)
Repayments of long-term debt	(216)	(200)
Net cash used for financing activities	(5,532)	(6,737)
Net increase in cash and cash equivalents	43	54
Cash and cash equivalents at beginning of period	153	99
Cash and cash equivalents at end of period	$196	$153

Supplemental schedule of cash flow information:
Cash paid during the year for:
Interest, net of amounts capitalized	$73	$86
Supplemental schedule of noncash investing and financing activities:
Capital lease obligations of $26,000 in 2015 and $45,000 in 2014 were incurred when the Company entered into leases for new equipment.

See accompanying notes.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

Note 1.     Business and Summary of Significant Accounting Policies

On August 15, 2016, Diversicare Healthcare Services, Inc. ("Diversicare") entered into Operation Transfer Agreements to assume the operations of 22 facilities (the “Businesses” or “Business”) in Mississippi and Alabama which have previously been operated by subsidiaries of Drumm Corp., a Delaware corporation, (“Drumm” d/b/a Golden Living or the “Company”), upon the execution of the Master Lease Agreements.

On October 1, 2016, Diversicare entered into a Master Lease Agreement with Golden Living (the "Lessor") to directly lease eight facilities in Mississippi and to assume the individual leases of two additional facilities privately owned. An Amended and Restated Master Lease was entered into on November 1, 2016, to include an additional 12 facilities in Alabama (the “Lease”) including one ground lease. The Lease of 20 facilities has an initial term of ten years with two additional five year renewals.

The Businesses provide residents with routine long-term care services, including daily nursing, dietary, social and recreational services and a full range of pharmacy services and medical supplies. The skilled nursing staff also provides complex and intensive medical services to residents with higher acuity needs outside the traditional acute-care hospital setting.

Basis of Presentation

The accompanying financial statements contain financial information related to the Businesses. Historically, financial statements have not been prepared for the Businesses. These combined carve-out financial statements represent the financial position, results of operations, changes in equity, and cash flows of the Businesses for inclusion in Diversicare’s Form 8-K filing for purposes of complying with the rules and regulations of the Securities and Exchange Commission. These statements include only those assets, liabilities and related operations of the Businesses and exclude all other assets, liabilities and operations of the Company.

The accompanying carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America using allocations and estimates where data is not maintained on a specific basis within the books and records. Due to the significant number of allocations and estimates used to prepare these carve-out financial statements, they may not reflect the financial position, cash flows or results of operations of the Businesses in the future or what the results of operations, cash flows and financial positions would have been had the Businesses been operated on a stand-alone basis during the periods presented.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

References herein to the Businesses include 19 limited liability companies and three facilities within two wholly owned subsidiaries of the Company on a combined basis. All significant intercompany accounts and transactions have been eliminated in the accompanying combined financial statements. The Businesses are dependent upon the Company for all its working capital requirements. Accordingly, the transfers of financial resources between the Company and the Businesses are reflected as intercompany advances and payments, net in equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect:

•reported amounts of assets and liabilities at the date of the financial statements;
•reported amounts of revenues and expenses during the reporting period; and

•	disclosures about reported amounts of assets, liabilities, revenues, and expenses.

Management is also required to make estimates and assumptions regarding contingent assets and liabilities and disclosures thereof at the date of the financial statements. Significant estimates include determination of allowance for doubtful accounts and retroactive adjustment settlements. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include demand deposit accounts stated at cost which approximates market value. Cash in excess of daily requirements is swept to a wholly-owned subsidiary of the Company, GGNSC Holdings, LLC (“GGNSC Holdings”) (see Note 3).

Receivables and Concentration of Credit Risk

The Businesses have significant accounts receivable whose collectibility or realizability is dependent upon performance of certain governmental programs, primarily Medicare and Medicaid. Approximately 78% and 71% of the Businesses consolidated accounts receivable at December 31, 2015 and 2014, respectively, is

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

due from such programs. These receivables represent the Businesses primary concentration of credit risk. Management does not believe there is significant credit risks associated with these governmental programs.

The Businesses allowance for doubtful accounts for patient accounts receivable of $884,000 and $867,000 represented approximately 5%, of accounts receivable at December 31, 2015 and 2014, respectively. Management believes that an adequate provision, based on historical experience, has been made for the possibility of a portion of these and other receivables becoming uncollectible and continually monitors and adjusts these allowances as necessary. In establishing the estimate of uncollectible accounts, management considers historical collection experience, aging and payor classification. Private pay accounts usually represent the highest collectibility risk. Uncollectible accounts receivable are written off after all collection efforts have been exhausted and it is determined they will not be collected. Interest is not charged on patient accounts receivable.

Property and Equipment, net

Property and equipment is stated at cost.     Following is a summary of property and equipment by major classification and related accumulated depreciation and amortization, at December 31 (in thousands):

	Total		Owned		Leased
	2015	2014	2015	2014	2015	2014
Land, building and improvements	$31,206	$29,473	$29,855	$28,148	$1,351	$1,325
Furniture and equipment	11,183	10,729	11,174	10,720	9	9
Construction in progress (estimated cost to complete is: 2015 - $85,000	563	393	563	393	—	—
	42,952	40,595	41,592	39,261	1,360	1,334
Less accumulated depreciation and amortization	20,890	17,542	19,765	16,530	1,125	1,012
	$22,062	$23,053	$21,827	$22,731	$235	$322

Depreciation and amortization is recorded using the straight-line method over the following estimated useful lives which are set according to the American Hospital Association (“AHA”) guidelines: land improvements – 5 to 25 years; buildings – 35 to 40 years; building improvements – 5 to 25 years; leasehold improvements – shorter of life of lease including anticipated renewals or AHA guidelines; furniture and equipment – 3 to 20 years. Capital leased assets are amortized over the shorter of estimated useful life of the assets or remaining term of the lease including anticipated renewal options.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

Depreciation and amortization expense related to property and equipment, including amortization of assets under capital lease obligations, was $3.6 million and $3.3 million for the years ended December 31, 2015 and 2014, respectively.

During the years ended December 31, 2015 and 2014, the Company capitalized approximately $11,000 and $24,000, respectively, of interest costs as part of the cost of construction projects on the Businesses.

Impairment of Long-Lived Assets

A review is completed on the Businesses long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when other than temporary indicators of impairment are present and estimated undiscounted future cash flows expected to result from the use of the asset are not sufficient to recover the assets’ carrying amount. During 2015 and 2014, the Businesses did not recognize any asset impairments.

Income Taxes

The liability method in accounting for income taxes is used to record deferred tax assets and liabilities at currently enacted tax rates based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Valuation allowances are recorded when it is more likely than not that a tax benefit will not be realized for a deferred tax asset. Significant judgment is required in evaluating the Businesses uncertain tax positions and determining the provision for income taxes.

A two-step approach is used to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Management reserves for uncertain tax positions, and adjusts these reserves in light of changing facts and circumstances, such as the closing of a tax audit or the expiration of the statute of limitations. The Company records accrued interest and penalties associated with uncertain tax positions as income tax expense in its Consolidated Statements of Operations. The Businesses are part of the Company’s consolidated return.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

Insurance

The Businesses participate in the Company’s insurance programs for general and professional liability, workers’ compensation, auto liability and employee health benefits whereby the Company and its subsidiaries are self-insured at primary levels and fully reserve the estimated ultimate claims on behalf of the Businesses. The Company’s provision for insurance is based primarily upon the results of independent actuarial valuations, prepared by experienced actuaries. These independent valuations are formally prepared twice a year using the most recent trends of claims, settlements and other relevant data. In addition to the actuarial estimate of ultimate losses, the provision includes accruals for insurance premiums and related costs for the coverage period and the Company’s estimate of any experience adjustments to premiums. Retained losses, losses not covered by insurance, are estimated by the Company’s risk management department using information from the actuaries and relevant information from the various insurance policies. The Businesses are allocated their portion of costs related to employee health benefits, general and professional liability, workers’ compensation and auto liability insurance from the Company. Based on the foregoing, the Company believes adequate provision has been made for liabilities that may arise out of patient care and related services provided to date and allocated to the Businesses.

The following table summarizes the Businesses costs for insurance and related items included in “Wages and related” and “Provisions for insurance” on the Combined Statements of Operations for the period ended December 31 (in thousands):

	2015	2014
Medical insurance	$6,885	$6,107
General and professional liability	3,829	3,503
Workers' compensation	1,924	2,328
Other insurance	242	289
	$12,880	$12,227

Revenues

The Businesses generate revenues primarily from providing long-term healthcare services. Approximately 87% of the Businesses revenues for both 2015 and 2014 were derived from federal and state medical assistance programs (primarily Medicare and Medicaid). Revenues are recorded by each facility when services are provided at standard charges adjusted to amounts estimated to be received under governmental programs and other third-party contractual arrangements based on contractual terms and historical experience. These revenues are reported at their net realizable amounts and a substantial portion is subject to audit and retroactive adjustment.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

Retroactive adjustments are estimated in the recording of revenues in the period the related services are rendered. These amounts are adjusted in future periods as adjustments become known or as cost reporting years are no longer subject to audits, reviews or investigations. Due to the complexity of laws and regulations governing the Medicare and Medicaid programs, there is a reasonable possibility recorded estimates will change by a material amount in the near term. Changes in estimates related to third-party receivables resulted in an increase in revenues of approximately $43,000 and $53,000 for the years ended December 31, 2015 and 2014, respectively.

Fair Value

Fair value accounting includes a framework for measuring fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). It also includes disclosures about fair value measurements, which prioritizes the inputs to valuation techniques used to measure fair value into a fair value hierarchy.

The classification of a financial instrument within the valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability on the measurement date. The three levels of the hierarchy in order of priority of inputs to the valuation technique are defined as follows:

Level 1:	Observable quoted market prices in active markets for identical assets or liabilities.

Level 2:
Observable inputs other than level 1, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability.

Level 3:
Unobservable inputs that reflect the Company’s own assumptions of the assumptions the market participants would use in pricing the asset or liability, in which there is little, if any, market activity for the asset or liability at the measurement date.

The Company utilizes the best available information in measuring fair value on a recurring and non-recurring basis. Level 1 uses observable quoted market prices in active markets for identical assets or liabilities. The Businesses did not have any assets or liabilities measured on a recurring or non-recurring basis in 2015 or 2014.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

New Accounting Standards

Leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued amended authoritative guidance on accounting for leases. The new provisions require that a lessee of operating leases recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The lease liability will be equal to the present value of lease payments, with the right-of-use asset based upon the lease liability. The classification criteria for distinguishing between finance (or capital) leases and operating leases are substantially similar to the previous lease guidance, but with no explicit bright lines. As such, operating leases will result in straight-line rent expense similar to current practice. For short term leases (term of 12 months or less), a lessee is permitted to make an accounting election not to recognize lease assets and lease liabilities, which would generally result in lease expense being recognized on a straight-line basis over the lease term. The guidance is effective for annual and interim periods beginning after December 15, 2019, and will require application of the new guidance at the beginning of the earliest comparable period presented. Early adoption is permitted. The new guidance must be adopted using a modified retrospective transition. The impact on the Businesses combined financial statements is still being evaluated.

Deferred Taxes
In November 2015, the FASB issued authoritative guidance which changes the balance sheet presentation for deferred income taxes. To simplify the presentation of deferred income taxes, the guidance requires that deferred tax liabilities and assets be classified only as noncurrent on the balance sheet. The guidance is effective for annual and interim periods beginning after December 15, 2017. The accounting guidance may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented, and early adoption is permitted. The adoption of the guidance is not expected to have a material impact to the Businesses combined financial statements.

Income Statement - Extraordinary and Unusual Items

In January 2015, the FASB issued authoritative guidance to eliminate from generally accepted accounting principles the concept of extraordinary items as part of its initiative to reduce complexity in the standards, also referred to as Simplification Initiative. The accounting guidance is effective prospectively for extraordinary items in annual periods, beginning after December 15, 2015. Early adoption would be

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

permitted. The adoption of the guidance is not expected to have a material impact to the Business combined financial statements.

Presentation of Financial Statements - Going Concern

In August 2014, the FASB issued amended accounting guidance related to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures when applicable, indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year from the date the financial statements are issued (or available to be issued). The amendments in this accounting guidance are effective for the annual period ending after December 15, 2016. Early adoption is permitted. The adoption of the guidance is not expected to have a material impact to the Businesses combined financial statements.

Revenue from Contracts with Customers

In May 2014, the FASB issued authoritative guidance, which changes the requirements for recognizing revenue when entities enter into contracts with customers. Under the new provisions, an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. It also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. In July 2015, the FASB finalized a one year deferral of the new revenue standard with an updated effective date for annual and interim periods beginning on or after December 15, 2018 and early adoption is not permitted. This guidance is still being assessed related to the Businesses.

Note 2.	Preparation of Carved-Out Financial Statements

The following allocation policies have been used in the preparation of these carved-out financial statements. Unless otherwise noted, these policies have been consistently applied in the financial statements.

Financial statement items related specifically to the Business have been identified and included in the financial statements. These include balance sheet items, revenue, direct costs, labor and benefits, maintenance, consulting and outside services, and general and administrative costs.

For purposes of presenting the carved-out financial statements, allocations were required to determine the cost of general and administrative activities performed

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

by the Company’s corporate operations. These shared services included, but are not limited to, executive management, accounting, information services, professional and consulting fees, legal, and human resources. Where specific identification could not be utilized, allocations were made based upon revenue or on a per diem basis.

Management believes that the allocation methodologies are reasonable; however, expenses allocated to the Businesses are not necessarily indicative of the expenses that would have been incurred on a standalone basis nor are they indicative of costs that may be incurred in the future. Actual results could differ from these estimates. It is not practical to estimate the costs that would have been incurred by the Businesses if it had operated on a stand-alone basis.

Note 3.	Transactions with Affiliates

The Businesses contract with GGNSC Administrative Services LLC, a wholly owned subsidiary of the Company (“GG Admin”). GG Admin provides certain administrative services including, but are not limited to: certain payroll, compensation and benefit; accounting and reporting services; obtaining and maintaining insurance services; billing and information technology support services; preparation of regulatory reports and fillings; maintaining records of and coordinating payment of all accounts payable and other obligations; and clinical services. The costs are allocated to the Businesses based on a percent to total budgeted patient days. The Businesses were charged $10.4 million in 2015 and $10.9 million in 2014 by GG Admin for these services, in “Other operating and administrative” expenses on the Combined Statements of Operations. The contracts with GG Admin are generally for a period of one year, with automatic one-year renewals, unless canceled by either party.

The Businesses also contract with Aegis Therapies, Inc., (“Aegis”) a subsidiary of the Company to perform rehabilitation therapy services to nursing home and hospice patients. For the years ended December 31, 2015 and 2014, the Businesses were charged $19.2 million and $21.2 million, respectively, in “Other operating and administrative” expenses on the Combined Statements of Operations, for these services. The contracts with Aegis are generally for a period of one year, with automatic one-year renewals, unless canceled by either party.

The Businesses from time to time will contract with 360 Healthcare Staffing LLC, (“360 Staffing”) a subsidiary of the Company to provide staffing solutions for leadership and nursing positions. For the years ended December 31, 2015 and 2014, the Businesses were charged $487,000 and $244,000, respectively, in “Wages and related” expenses on the Combined Statements of Operations, for these services. The

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

contracts with 360 Staffing are generally for a period of one year, with automatic one-year renewals, unless canceled by either party.

The Businesses contract with Marina Pharmacy Corp. (“Marina” d/b/a “AlixaRx”) an institutional pharmacy company owned by Fillmore Strategic Investors LLC, the parent company of Drumm. The Businesses contracted with AlixaRx for pharmacy consulting services only during 2014. The contract was renegotiated in 2015 which added the use of automated dispensing units and electronic medical cabinets for prescription drug and over the counter medications. The Company was charged $1.3 million and $197,000, respectively, for these services, of which $1.2 million is included in “Supplies” for 2015 and $67,000 and $197,000, for 2015 and 2014, respectively is included in “Contracted Services” on the Combined Statements of Operations.

In addition, GG Admin handles cash management functions for the Businesses. As such, all cash receipts for the Businesses are transferred to a GG Admin cash management account and GG Admin pays substantially all accounts payable, payroll, insurance and other expenditures on behalf of the Businesses. At December 31, 2015 and 2014, the Businesses had a net receivable of $76.0 million and $71.0 million, respectively, related to this cash management activity and the fees charged for by GG Admin, Aegis and 360 Staffing which is recorded in “Equity” on the Combined Balance Sheets. The balance in this account does not bear interest and has been classified as equity as repayment is not expected. While not formally committed, the Company has historically provided funding to the Businesses sufficient to meet its current obligations.

The Company has an informal policy with GG Admin under which it remits the Businesses share of the state income tax liability. GG Admin remitted on behalf of the Businesses $3.5 million and $2.6 million during 2015 and 2014, respectively, for state income tax payments. In those states, in which the Company files separate tax returns, the Company calculates income tax expense in accordance with applicable state tax law and statutory tax rates.

The 19 limited liability Companies of the Businesses entered into an affiliated Master Lease with Geary Property Holdings LLC (“GPH”) a Delaware limited liability company in March 2006. GPH is a subsidiary of the Company. The Master Lease is a long-term operating lease with an initial term of approximately 10 years, and three 10-year renewal options. These leases are triple-net leases, which require the Businesses to pay all taxes, insurance and maintenance costs. The Businesses recognized $16.7 million and $16.2 million for the years ended December 31, 2015 and 2014, respectively, of rent expense related to these leases.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

The future minimum lease payments under this affiliate lease, as of December 31, 2015, are as follows (in thousands):

Year ending December 31,
2016	$17,222
2017	17,739
2018	18,271
2019	18,819
2020	19,383
Thereafter	111,656
$203,090

Under the affiliated Master Lease, minimum lease payments increase year-over-year by a 3% inflation factor for the life of the Master Lease, unless certain conditions are met. Under those conditions, the lease payments could increase by more than 3%. The Businesses have recognized the scheduled rent increases on a straight-line basis over the initial lease term. The Businesses are recording the difference between lease payments and expense as a long-term liability on the Combined Balance Sheets under “Other liabilities and deferred items.” This amount for the year ended December 31, 2015 and 2014 of ($1.9) million and ($1.4) million, respectively, is also included on the Statements of Cash Flows as “Rent differential,” and on the Combined Statements of Operations as “Rent.” The $514,000 and $2.4 million liability at December 31, 2015 and 2014, respectively, will amortize to rent expense since the cash lease payments owed to GPH are greater than straight-line expense on the affiliated Master Lease.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

Note 4.Income Taxes

The provision for income taxes, including a $3.5 million and $2.6 million provision in 2015 and 2014, respectively, consists of the following for the years ended December 31 (in thousands):

	2015	2014
Current:
Federal	$3,130	$2,215
State	810	585
	3,940	2,800
Deferred:
Federal	$(320)	$(173)
State	(79)	(43)
	(399)	(216)
	$3,541	$2,584

A reconciliation of the income tax provision computed at the statutory federal income tax rate to the actual provision for income taxes is summarized as follows for the years ended December 31 (in thousands):

	2015	2014
Tax at statutory	$3,166	$2,377
Tax credit carryforwards	(127)	(140)
State tax provision, net	474	352
Other	28	(5)
	$3,541	$2,584

Deferred income taxes reflect the anticipated impact of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

The tax effects of temporary differences giving rise to deferred tax assets and liabilities at December 31 are as follows (in thousands):

	2015		2014
	Asset	Liability	Asset	Liability
Depreciation and amortization	$—	$912	$—	$1,378
Operating supplies	—	148	—	148
Straight line rent	206	—	978	—
Allowance for doubtful accounts	1,566	—	931	—
Compensation accruals	154	—	91	—
Other	3	62	4	70
Net deferred tax balances	$1,929	$1,122	$2,004	$1,596

In the ordinary course of business, the income tax returns are examined by various taxing authorities, including the Internal Revenue Service ("IRS"). Tax years 2011 and forward generally remain subject to examination by federal and state taxing authorities. The Company was adequately reserved for all open tax years.

The Businesses have an informal policy with Drumm, under which it remits its share of the federal and state income tax liability based upon the Businesses taxable income included in consolidated filings. Drumm is a Delaware corporation formed as the parent of a group of wholly owned subsidiaries that do business in approximately 40 states. In those states in which Drumm files separate tax returns, the Company calculates its income tax expense in accordance with applicable state tax law and statutory tax rates.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

Note 5.	Commitments and Contingencies

Rental Commitments

The Businesses has two facilities with future minimum rental commitments under third-party leases (excludes GPH leases and capital leased facilities) required by all noncancelable operating leases with initial or remaining terms in excess of one year as of December 31, 2015, are estimated as follows (in thousands):

Year ending December 31,
2016	$8
2017	2
2018	2
2019	2
2020	2
Thereafter	18
$34

The Company incurred $8,400 of rent expense for each of the years ended December 31, 2015 and 2014, related to these operating leases.

Government Regulation

The Businesses are subject to extensive federal, state and local government regulation relating to licensure, conduct of operations, and ownership of centers, expansion of centers and services and reimbursement for services. As such, in the ordinary course of business, the Businesses operations are continuously subject to state and federal regulatory scrutiny, supervision and control. Such regulatory scrutiny often includes inquiries, investigations, examinations, audits, site visits, and surveys, some of which may be non-routine. The Businesses believe they are in substantial compliance with the applicable laws and regulations. However, if ever found to have engaged in improper practices, the Businesses could be subjected to civil, administrative or criminal fines, penalties or restitutionary relief, which may have a material adverse impact on the financial position, results of operations and cash flows.

Litigation

In accordance with authoritative accounting guidance related to loss contingencies, the Businesses accrues a liability for litigation and regulatory matters that are both probable and can be reasonably estimated. Additional losses in excess of amounts accrued may be reasonably possible. The Company reviews loss contingencies that are reasonably possible and determines whether an estimate of

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

the possible loss or range of loss, individually or in aggregate, should be disclosed in the Businesses combined financial statements. These estimates are based upon currently available information for those legal and regulatory proceedings in which the Businesses are involved, taking into account management's best estimate of losses for those matters for which such estimates can be made and involves significant judgment.

Accordingly, the estimated loss or range of loss may change from time to time, and actual losses may be more or less than the current estimate. At this time, no estimate of the possible loss or range of loss, individually or in the aggregate, in excess of the amounts accrued, if any, can be made regarding the matters described below.

There are various lawsuits and regulatory actions pending against the Company, and certain of its limited liability companies, some of which seek punitive damages that may not be covered by insurance. Management does not believe that the ultimate resolution of these matters will have a material adverse effect on the Businesses financial position or liquidity.

Note 6.Long-term Debt

Capital Leases

The capital leases in Mississippi and Alabama for equipment have an original term of five years and the property capital leases having a forty year term with effect interest rates ranging from 6.29% to 8.7%. The capital leases have additional rent clauses and provisions for payment by the Businesses of real estate taxes, insurance and maintenance costs.

Maturities of capital leases, for the years ended December 31, are as follows (in thousands):

	2016	2017	2018	2019	2020	Total
Capital Leases	$231	$251	$246	$62	$—	$790

Term Loan Facility

On May 4, 2011, Drumm entered into a $1.575 billion term loan facility (“the Term Loan Facility”) and completed the refinancing of all commercial mortgage backed securities and mezzanine related loans outstanding. The Term Loan Facility consists of a seven-year $1.5 billion term loan and a five-year $75.0 million revolving credit

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

facility. The Term Loan Facility requires quarterly installments of principal payments, which began in September 2011 with a balloon payment at maturity.

The Term Loan Facility is fully and unconditionally guaranteed, subject to certain exceptions, by substantially all of Drumm’s existing and future direct subsidiaries, (“the Restricted Subsidiaries”), including the Businesses. Drumm may designate from time to time in its sole discretion an unrestricted subsidiary. As of December 31, 2015, Beverly Indemnity, Ltd., Drumm’s captive insurance subsidiary and one nursing facility are the only designated unrestricted subsidiaries (“Unrestricted Subsidiaries”) Drumm currently operates. The Term Loan Facility is secured by first priority liens on substantially all real estate owned by the Restricted Subsidiaries and a security interest in all personal property and equity interests of the Restricted Subsidiaries. The Term Loan Facility is secured by a security interest in all personal property and equity interests of the guarantors, including the Businesses. Drumm incurred $81.8 million and $78.9 million of interest expense related to the Term Loan Facility guaranteed by the Businesses for the years ended December 31, 2015 and 2014 respectively.

On May 1, 2014, Drumm completed an Amendment and Waiver No 1. of the Term Loan Facility (the “2014 Amendment”) which modified certain financial covenant levels in order to provide operating flexibility for growth. The Amendment includes, among other things: (a) resetting the senior secured leverage covenant, including retroactive treatment for the test period ended March 31, 2014; (b) increase the applicable interest rate on the Term Loan Facility of 175 basis points from LIBOR + 3.75% to LIBOR + 5.50% with the LIBOR floor of 1.25% remaining unchanged (6.75% at December 31, 2015); and (c) eliminating any restricted payments to equity holders and investments in Unrestricted Subsidiaries, with the exception of Beverly Indemnity, Ltd, and (d) soft call prepayment which imposes a prepayment premium if the Drumm refinances the Term Loan Facility within two years. The revolver borrowings, if any, continue to bear interest at LIBOR + 3.75%.

Upon execution of the 2014 Amendment, Drumm used $108.7 million of cash on hand to pay down the Term Loan Facility by $100.0 million, pay accrued interest of $188,000 and pay fees associated with this Amendment of $8.5 million.

The Term Loan Facility includes a number of restrictive covenants that, among other things are subject to certain exceptions and restrictions, and impose operating and financial restrictions on Drumm and its Restricted Subsidiaries. In addition, Drumm is required to comply with a senior secured leverage ratio. The Term Loan Facility also contains customary affirmative covenants and events of default. Drumm was in compliance with these covenants as of December 31, 2015 and 2014.

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

Note 7.	Benefit Plans and Employee Matters

The Company offers a 401(k) Savingsplus plan that enables full-time, part-time and casual employees, as well as, certain union employees to contribute up to 50 percent of their annual pre-tax salary up to $18,000 per year through payroll deductions. On December 31, 2015 and 2014, there were approximately 470 and 547 participants, respectively, in the plan related to the Businesses.

As of December 31, 2015, the Businesses had approximately 1,917 full-time and 608 part-time and per diem employees. The Businesses had approximately 691 and 693 unionized employees at 11 of the facilities as of December 31, 2015 and 2014, respectively.

Note 8. Subsequent Event

In preparing these combined financial statements, management evaluated events that occurred through December 6, 2016, the date these financial statements were available to be issued, for potential recognition or disclosure.

On April 14, 2016, Drumm was notified the corporate family rating had been downgraded from B2 to Caa1 which triggered an increase to the applicable interest rate on the Term Loan Facility.

On April 27, 2016, Drumm completed an Amendment and Waiver No 2. of the Term Loan Facility (the “Amendment”) which modified certain financial covenant levels in order to provide operating flexibility. The Amendment includes, among other things: (a) resetting the senior secured leverage covenant, including retroactive treatment for March 31, 2016; (b) increase to the applicable interest rate on the Term Loan Facility by 275 basis points from LIBOR + 5.50% to LIBOR + 8.25% with the LIBOR floor of 1.25% remaining the same (9.5% at April 30,2016); (c) eliminating any reinvestment in the Company from any proceeds; (d) immediate cancellation of the revolving credit facility; (e) paying a 1% fee on the outstanding Term Loan Facility balance at January 2017; and (f) mandatory pay down of $350.0 million using anticipated disposition proceeds by January 2017.

Upon execution of the Amendment, Drumm used $9.4 million of cash on hand to pay fees associated with this Amendment.

As of November 1, 2016, Diversicare completed the transition of all 22 facilities previously operated by the Company (see Note 1). In conjunction with the Operation Transfer Agreements for the 22 facilities to Diversicare, the Term Loan Facility lender granted Drumm a partial release of its lien and security interest on any

Golden Living Businesses Assumed
(Certain Assets, Liabilities and Operations Related to the Alabama and Mississippi GoldenLiving Centers)
Notes to Combined Financial Statements
Years ended December 31, 2015 and 2014

and all of the rights and assets of the Businesses in and over which a lien and security interest was granted pursuant to the collateral documents of the Term Loan Facility (see Note 6).